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As filed with the Securities and Exchange Commission on July 31, 2002

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ANTHEM, INC.
(Exact name of registrant as specified in its charter)

Indiana	35-2145715
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
120 Monument Circle Indianapolis, Indiana	46204
(Address of Principal Executive Offices)	(Zip Code)

TRIGON HEALTHCARE, INC.
1997 STOCK INCENTIVE PLAN
and
TRIGON HEALTHCARE, INC.
NON-EMPLOYEE DIRECTORS STOCK INCENTIVE PLAN
and
CERTAIN OPTIONS GRANTED TO
CONSULTANTS TO TRIGON HEALTHCARE, INC.
(Full title of the plans)

David R. Frick
Executive Vice President and Chief Legal and Administrative Officer
Anthem, Inc.
120 Monument Circle
Indianapolis, Indiana 46204
(Name and address of agent for service)

(317) 488-6000
(Telephone number, including area code, of agent for service)

Copy to:
James A. Aschleman
Baker & Daniels
300 North Meridian Street, Suite 2700
Indianapolis, Indiana 46204-1782
(317) 237-0300

CALCULATION OF REGISTRATION FEE

Title of Securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock, par value $0.01 per share	3,438,632 shares	$31.00(2)	$106,597,592.00	$9,807.00

Common Stock, par value $0.01 per share	432,401 shares	$30.17(3)	$13,045,539.00	$1,201.00

Common Stock, par value $0.01 per share	6,573 shares	$21.07(4)	$138,494.00	$13.00

Total	3,877,606 shares		$119,781,625.00	$11,021.00

(1)
Pursuant to Rule 416 under the Securities Act of 1933 (the "Securities Act"), this Registration Statement also registers additional shares of Common Stock as may be offered or issued to prevent dilution resulting from stock splits, stock dividends and similar transactions.
(2)
Represents a weighted average of the exercise prices of the outstanding options granted under the Trigon Healthcare, Inc. 1997 Stock Incentive Plan.
(3)
Represents a weighted average of the exercise prices of the outstanding options granted under the Trigon Healthcare, Inc. Non-Employee Directors Stock Incentive Plan.
(4)
Represents a weighted average of the exercise prices of the outstanding options granted under individual stock option agreements to certain consultants to Trigon Healthcare, Inc.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION.*

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

        *Information required by Part I of Form S-8 to be contained in the Section 10(a) Prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents heretofore filed by Anthem, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

  (1)
  The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2001;

  (2)
  The Registrant's Quarterly Report on Form 10-Q for the period ended March 31, 2002;

  (3)
  The Registrant's Current Reports on Form 8-K filed with the Commission on the following dates: February 6, 2002, February 12, 2002, February 20, 2002, and April 30, 2002; and

  (4)
  The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on October 26, 2001, including any amendment or report filed for the purpose of updating such description.

        In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities offered hereby then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from their respective dates of filing.

        The Registrant will promptly provide without charge to each person to whom a prospectus is delivered a copy of any or all information that has been incorporated herein by reference (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into such information) upon the written or oral request of such person directed to the Secretary of the Registrant at its principal offices, 120 Monument Circle, Indianapolis, Indiana 46204, telephone (317) 488-6000.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not Applicable.

ITEM 6. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

        The Indiana Business Corporation Law provides that a corporation, unless limited by its articles of incorporation, is required to indemnify its directors and officers against reasonable expenses incurred in

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the successful defense of any proceeding arising out of their serving as a director or officer of the corporation.

        As permitted by the Indiana Business Corporation Law, the Registrant's Articles of Incorporation provide for indemnification of directors, officers, employees and agents of the Registrant against any and all liability and reasonable expense that may be incurred by them, arising out of any claim or action civil, criminal, administrative or investigative, in which they may become involved by reason of being or having been a director, officer, employee or agent. To be entitled to indemnification, those persons must have been wholly successful in the claim or action or the board of directors must have determined, based upon a written finding of legal counsel or another independent referee, or a court of competent jurisdiction must have determined, that such persons acted in good faith in what they reasonably believed to be the best interest of the Registrant (or at least not opposed to its best interests) and, in addition, in any criminal action, had reasonable cause to believe their conduct was lawful (or had no reasonable cause to believe that their conduct was unlawful). The Articles of Incorporation authorize the Registrant to advance funds for expenses to an indemnified person, but only upon receipt of an undertaking that he or she will repay the same if it is ultimately determined that such party is not entitled to indemnification.

        The rights of indemnification provided by the Articles of Incorporation of the Registrant are not exhaustive and are in addition to any rights to which a director or officer may otherwise be entitled by contract or as a matter of law. Irrespective of the provisions of the Articles of Incorporation of the Registrant, the Registrant may, at any time and from time to time, indemnify directors, officers, employees and other persons to the full extent permitted by the provisions of applicable law at the time in effect, whether on account of past or future transactions.

        The Registrant maintains a standard policy of officers' and directors' liability insurance.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not Applicable.

ITEM 8. EXHIBITS.

        The list of Exhibits is incorporated herein by reference to the Index to Exhibits.

ITEM 9. UNDERTAKINGS.

        The undersigned Registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

  (iii)
  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or

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  Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

        The Registrant.    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on July 30, 2002.

ANTHEM, INC.
By:
/s/ LARRY C. GLASSCOCK Larry C. Glasscock President and Chief Executive Officer

POWER OF ATTORNEY

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in their respective capacities and on the respective dates indicated opposite their names. Each person whose signature appears below hereby authorizes each of Larry C. Glasscock, David R. Frick and Michael L. Smith, each with full power of substitution, to execute in the name and on behalf of such person any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this Registration Statement as the registrant deems appropriate, and appoints each of Larry C. Glasscock, David R. Frick and Michael L. Smith, each with full power of substitution, attorney-in-fact to sign any amendment and any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith.

Signature	Title	Date

/s/ LARRY C. GLASSCOCK Larry C. Glasscock	President, Chief Executive Officer and Director (Principal Executive Officer)	July 30, 2002
/s/ MICHAEL L. SMITH Michael L. Smith	Executive Vice President and Chief Financial and Accounting Officer (Principal Financial and Accounting Officer)	July 30, 2002
/s/ L. BEN LYTLE L. Ben Lytle	Director	July 30, 2002
/s/ SUSAN B. BAYH Susan B. Bayh	Director	July 30, 2002

S-1

/s/ WILLIAM B. HART William B. Hart	Director	July 30, 2002
/s/ ALLAN B. HUBBARD Allan B. Hubbard	Director	July 30, 2002
/s/ VICTOR S. LISS Victor S. Liss	Director	July 30, 2002
/s/ WILLIAM G. MAYS William G. Mays	Director	July 30, 2002
/s/ JAMES W. MCDOWELL, JR. James W. McDowell, Jr.	Director	July 30, 2002
/s/ B. LARAE ORULLIAN B. LaRae Orullian	Director	July 30, 2002
/s/ DONALD W. RIEGLE, JR. Senator Donald W. Riegle, Jr.	Director	July 30, 2002
/s/ WILLIAM J. RYAN William J. Ryan	Director	July 30, 2002
/s/ GEORGE A. SCHAEFER, JR. George A. Schaefer, Jr.	Director	July 30, 2002
/s/ DENNIS J. SULLIVAN, JR. Dennis J. Sullivan, Jr.	Director	July 30, 2002

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INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit
4.1	Restated Articles of Incorporation of Anthem, Inc. (The copy of this Exhibit filed as Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-67714) is incorporated herein by reference.)
4.2	By-Laws of Anthem, Inc. (The copy of this Exhibit filed as Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-67714) is incorporated herein by reference.)
5	Opinion of Baker & Daniels.
23.1	Consent of Ernst & Young LLP.
23.2	Consent of Baker & Daniels (included in the Baker & Daniels Opinion filed as Exhibit 5).
24	Power of Attorney (included on the Signature Page of the Registration Statement).
99.1
Trigon Healthcare, Inc. 1997 Stock Incentive Plan. (The copy of this Exhibit filed as Exhibit A to Trigon Healthcare, Inc.'s Definitive Proxy Statement for the Annual Meeting of Shareholders and filed with the Commission on March 14, 1997 is incorporated herein by reference.)
99.2
First Amendment to the Trigon Healthcare, Inc. 1997 Stock Incentive Plan. (The copy of this Exhibit filed as Exhibit 10.1 to Trigon Healthcare, Inc.'s Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, is incorporated herein by reference.)
99.3
Trigon Healthcare, Inc. Non-Employee Directors Stock Incentive Plan. (The copy of this Exhibit filed as Exhibit C to Trigon Healthcare, Inc.'s Definitive Proxy Statement for the Annual Meeting of Shareholders and filed with the Commission on March 14, 1997 is incorporated herein by reference.)
99.4
Amendment to the Trigon Healthcare, Inc. Non-Employee Directors Stock Incentive Plan. (The copy of this Exhibit filed as Exhibit 10.36 to Trigon Healthcare, Inc.'s Annual Report on Form 10-K for the quarter ended December 31, 2001, is incorporated herein by reference.)
99.5
Form of Trigon Healthcare, Inc. Stock Option Agreement. (The copy of this Exhibit filed as Exhibit 99(ii) to Trigon Healthcare, Inc.'s Registration Statement on Form S-8 (Registration No. 333-45890), is incorporated herein by reference.)
99.6	Schedule of Agreements pursuant to the Form of Trigon Healthcare, Inc. Stock Option Agreement.

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PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
POWER OF ATTORNEY
INDEX TO EXHIBITS